EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-74164 of Maxcor Financial Group Inc. on Form S-3 of our report dated March 26, 2002 relating to the consolidated financial statements of Maxcor Financial Group Inc., which report appears on page F-3 of Maxcor Financial Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP

New York, NY
April 4, 2002